Exhibit No. 2
                                  Conformed Copy (without exhibits)


                       EXCHANGE AGREEMENT


     THIS EXCHANGE AGREEMENT (the "Exchange Agreement") is made executed, and delivered this 8th day of March, 1995 by and among the Trust under agreement dated February 26, 1949 for the primary benefit of Catherine R. Cobb and Thomas H. Cobb (the "1949 C/T Cobb Trust"), the Trust under agreement dated February 24, 1956 for the primary benefit of Catherine R. Cobb and Thomas H. Cobb (the "1956 C/T Cobb Trust"), the Trust under agreement dated February 26, 1949 for the primary benefit of Catherine R. Cobb and Richard W. Cobb (the "1949 C/R Cobb Trust"), the Trust under agreement dated February 24, 1956 for the primary benefit of Catherine R. Cobb and Richard W. Cobb (the "1956 C/R Cobb Trust"; all of the aforementioned trusts hereinafter being sometimes referred to collectively as the "Cobb Trusts"), the Trust under agreement dated February 26, 1949 for the primary benefit of Kenneth G. Herrick and his descendants (the "1949 Herrick Trust"), Kenneth G. Herrick, John W. Gelder, Catherine R. Cobb and Comerica Bank, as Custodian.


                      W I T N E S S E T H:

     WHEREAS, each of the 1949 C/T Cobb Trust and the 1949 C/R Cobb Trust (collectively, the "1949 Cobb Trusts") holds, among other assets, 150,581 shares of Class B Common Stock, par value $1.00
("Class B Common Stock"), of Tecumseh Products Company (the
"Company"); and

     WHEREAS, each of the 1956 C/T Cobb Trust and the 1956 C/R Cobb Trust (collectively, the "1956 Cobb Trusts") holds, among other assets, 4,500 shares of Class B Common Stock; and

     WHEREAS, the 1949 Herrick Trust holds, among other assets, 653,565 shares of the Class A Common Stock, $1.00 par value ("Class A Common Stock"), of the Company; and

     WHEREAS, each of the 1949 Cobb Trusts desires to exchange
103,918 shares of Class B Common Stock owned by it for 103,918 shares of Class A Common Stock owned by the 1949 Herrick Trust; and

     WHEREAS, each of the 1956 Cobb Trusts desires to exchange all 4,500 shares of Class B Common Stock owned by it for 4,500 shares of Class A Common Stock owned by the 1949 Herrick Trust; and

     WHEREAS, immediately prior to the above-described exchanges, Kenneth G. Herrick and John W. Gelder, each of whom currently is a Trustee of each of the Cobb Trusts, desire to resign as Trustees of each of the Cobb Trusts, and Catherine R. Cobb, who currently is a Trustee of the 1949 Herrick Trust, a Trustee of the Trust under agreement dated February 24, 1956 for the primary benefit of Kenneth G. Herrick and his descendants (said trust and the 1949 Herrick Trust, collectively, the "Herrick Trusts"), and a member of the Board of Trustees (a "Trustee") of Herrick Foundation, a Michigan non-profit corporation (the "Foundation"), desires to resign as a Trustee of each of the Herrick Trusts and as a Trustee of the Foundation; and

     WHEREAS, the parties hereto acknowledge that the consummation of the exchange transactions hereinabove described requires the 1949 Herrick Trust and the Company to make a certain filing with the Federal Trade Commission and the U.S. Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the subsequent expiration or early termination of the waiting period prescribed by the HSR Act;

     NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained the parties hereto hereby agree as follows:

     1. Exchange of Shares. Subject to satisfaction of the condition set forth herein, the Cobb Trusts and the 1949 Herrick
Trust agree to exchange shares as follows:

          a. Each of the 1949 Cobb Trusts will exchange 103,918 shares of Class B Common Stock for 103,918 shares of the Class A Common Stock of the 1949 Herrick Trust.

          b. Each of the 1956 Cobb Trusts will exchange 4,500 shares of Class B Common Stock for 4,500 shares of the Class A Common Stock of the 1949 Herrick Trust.

The above noted exchanges shall be consummated after the satisfaction of the condition described in paragraph 5 hereof (the "Condition") as provided in paragraph 6 hereof.

     2.   Appointment of Custodian.  The Cobb Trusts and the 1949
Herrick Trust hereby appoint Custodian to serve in such capacity hereunder, and Custodian hereby accepts such appointment, on the terms and conditions hereinafter set forth.

     3.   Deposit of Shares and Other Documents.

          (a) There are delivered to the Custodian by the Cobb Trusts certificates, in negotiable form (and, subject to the requirements of the Custodian, with signatures guaranteed by a commercial bank or trust company having an office or correspondent in the United States or by a member firm of a national securities exchange or of the National Association of Securities Dealers, Inc.) representing an aggregate 216,836 shares of Class B Common Stock owned by the Cobb Trusts. Receipt of the certificates representing such shares of Class B Common Stock is hereby acknowledged by the Custodian.

          (b) There are delivered to the Custodian by the 1949 Herrick Trust certificates in negotiable form (and, as required, with signatures guaranteed as hereinabove described) representing 216,836 shares of Class A Common Stock owned by the 1949 Herrick Trust. Receipt of the certificates representing such shares of Class A Common Stock is hereby acknowledged by the Custodian.

          (c) Each of John W. Gelder and Kenneth G. Herrick hereby delivers to the Custodian, receipt of which is hereby acknowledged by the Custodian, the resignation executed but undated by him as a Trustee of each of the Cobb Trusts, such resignations to become effective upon dating and delivery to the pertinent Cobb Trust hereunder. Catherine R. Cobb hereby delivers to the Custodian, receipt of which is hereby acknowledged by Custodian, the resignations executed but undated by her as a Trustee of each of the Herrick Trusts and as a Trustee of the Foundation, such resignation as Trustee of the Herrick Trusts to become effective upon dating and delivery to the Herrick Trusts and such resignation as Trustee of the Foundation to become effective upon dating and delivery to the Secretary of the Foundation, John W. Gelder. The Cobb Trusts hereby deliver to the Custodian, receipt of which is hereby acknowledged by the Custodian, that certain Herrick Release Agreement (herein so called) and that certain Gelder Release Agreement (herein so called), which Herrick Release Agreement and Gelder Release Agreement are executed but undated by those persons who shall remain as Trustees of some or all of the Cobb Trusts after the delivery of the resignations of Kenneth G. Herrick and John W. Gelder to the Cobb Trusts hereunder and by Catherine R. Cobb. The Herrick Trusts hereby deliver to the Custodian, receipt of which is hereby acknowledged by the Custodian, that certain Cobb Release Agreement (herein so called), which Cobb Release Agreement is executed but undated by those persons who shall remain as Trustees of the Herrick Trusts after the delivery of the resignation of Catherine R. Cobb to the Herrick Trusts hereunder and by each of the adult children of Kenneth G. Herrick.

     4. Representations and Warranties. (a) The Cobb Trusts, jointly and severally, hereby represent and warrant to the Custodian, the 1949 Herrick Trust, Kenneth G. Herrick, and John W. Gelder that:

          (i) Except for the satisfaction of the Condition, all consents, approvals, authorizations, and orders necessary for the execution and delivery by the Cobb Trusts of this Exchange Agreement and for the consummation of the transactions contemplated hereby have been obtained;

          (ii) Each of the Cobb Trusts has full right, power and authority to enter into this Exchange Agreement and to assign, transfer and deliver to the 1949 Herrick Trust the shares of Class B Common Stock to be exchanged by such Cobb Trust hereunder;

          (iii) The exchanges by the Cobb Trusts of Class B Common Stock for Class A Common Stock contemplated hereby and the compliance by the Cobb Trusts with all of the provisions of this Exchange Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, or any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Cobb Trusts, or any of them, is a party or by which the Cobb Trusts, or any of them, is bound or to which any of the property or assets of the Cobb Trusts, or any of them, is subject, nor will such action result in any violation of any statute or any order, rule, or regulation of any court or governmental agency or body having jurisdiction over any of the Cobb Trusts or the property of any of the Cobb Trusts;

          (iv) Each of the Cobb Trusts has, and immediately prior to the time of the satisfaction of the Condition will have, good and valid title to the shares of Class B Common Stock to be exchanged by it hereunder, free and clear of all liens, encumbrances, equities, or claims, and, upon delivery of any such shares of Class B Common Stock in accordance herewith to the 1949 Herrick Trust, good and valid title to such shares of Class B Common Stock, free and clear of all liens, encumbrances, equities, or claims, will pass to the 1949 Herrick Trust.

          (b) The 1949 Herrick Trust hereby represents and warrants to the Custodian and the Cobb Trusts that:

          (i) Except for the satisfaction of the Condition, all consents, approvals, authorizations, and orders necessary for the execution and delivery by the 1949 Herrick Trust of this Exchange Agreement and for the consummation of the transactions contemplated hereby have been obtained;

          (ii) The 1949 Herrick Trust has full right, power and authority to enter into this Exchange Agreement and to assign, transfer and deliver to the Cobb Trusts the shares of Class A Common Stock to be exchanged by the 1949 Herrick Trust hereunder;

          (iii) The exchanges by the 1949 Herrick Trust of Class A Common Stock for Class B Common Stock contemplated hereby and the compliance by the 1949 Herrick Trust with all of the provisions of this Exchange Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, or any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the 1949 Herrick Trust is a party or by which it is bound or to which any of the property or assets of the 1949 Herrick Trust is subject, nor will such action result in any violation of any statute or any order, rule, or regulation of any court or governmental agency or body having jurisdiction over the 1949 Herrick Trust or its property;

          (iv) The 1949 Herrick Trust has, and immediately prior to the time of the satisfaction of the Condition will have, good and valid title to the shares of Class A Common Stock to be exchanged hereunder, free and clear of all liens, encumbrances, equities, or claims, and, upon delivery of any such shares of Class A Common Stock in accordance herewith to any of the Cobb Trusts, good and valid title to such shares of Class A Common Stock, free and clear of all liens, encumbrances, equities, or claims, will pass to such Cobb Trust.

     5. Condition. The obligations of the Cobb Trusts and the 1949 Herrick Trust to exchange shares of Class A Common Stock for shares of Class B Common Stock hereunder are subject to the expiration or early termination of the waiting period prescribed by the HSR Act. The 1949 Herrick Trust, by its counsel, Miller, Canfield, Paddock and Stone, P.L.C. shall give written notice of the satisfaction of the Condition to the Custodian, and the Custodian shall be entitled to rely upon such notice.

     6. Delivery by Custodian. Upon the satisfaction of the Condition, the Custodian shall:

          (a) First, date and deliver to Kenneth G. Herrick the executed Herrick Release Agreement, date and deliver to John
     W. Gelder the executed Gelder Release Agreement, and date and deliver to Catherine R. Cobb the executed Cobb Release
     Agreement; and

          (b) Simultaneously with consummation of delivery of the items noted in subparagraph 6(a) above, date and deliver the resignations of Kenneth G. Herrick and John W. Gelder as Trustees of each of the Cobb Trusts to Comerica Bank, in its capacity as Corporate Trustee of each of the Cobb Trusts, date and deliver the resignation of Catherine R. Cobb as Trustee of the Herrick Trusts to Comerica Bank, in its capacity as Corporate Trustee of each of the Herrick Trusts, and date and deliver the resignation of Catherine R. Cobb as Trustee of the Foundation to the Secretary of the Foundation; and

          (c) Thereafter, deliver the certificates representing the shares of Class A Common Stock delivered to it hereunder by the 1949 Herrick Trust to the transfer agent for the Company, for issuance of new certificates legended in accordance with paragraph 10(c) hereof and subsequent delivery to Comerica Bank, as Corporate Trustee of the Cobb Trusts; and

          (d) Deliver the certificates representing the shares of Class B Common Stock delivered to it hereunder by the Cobb Trusts to the transfer agent of the Company, for the issuance of new certificates legended in accordance with paragraph 10(c) hereof and subsequent delivery to Comerica Bank, as Corporate Trustee of the 1949 Herrick Trust.

Notwithstanding anything to the contrary in this Exchange Agreement, the effective delivery by the Custodian of each item in subparagraphs 6(a)-(d) immediately above is predicated on the effective delivery of all such items, and no single transfer, delivery, or exchange thereunder shall be effective until all such transfers, deliveries, and exchanges by the Custodian are completed as herein provided. The Custodian shall certify to the Cobb Trusts and the 1949 Herrick Trusts the date on which all such transfers, deliveries, and exchanges by the Custodian have been completed (such certified date being hereinafter referred to as the "Consummation Date").

     7. Section 16(b) Liability. The Cobb Trusts jointly and severally agree that, if any of the Cobb Trusts sells any shares of Class A Common Stock prior to the end of the six month period immediately following the Consummation Date and any such sale is matched with any other transaction in the capital stock of the Company to create a right in the Company to recover any "profits" under Section 16(b) of the Securities Exchange Act of 1934, as amended ("Section 16(b)"), from any person or persons, the Cobb Trusts, jointly and severally, shall be responsible for the payment of the entire amount of such profits to the Company and will indemnify and hold harmless completely the 1949 Herrick Trust, Kenneth G. Herrick, and any other person who is determined to be liable for such payment. If the Cobb Trusts fail to make any such payment of profits to the Company when and as demanded, the Cobb Trusts jointly and severally shall indemnify and hold the 1949 Herrick Trust, Kenneth G. Herrick, and any such other person harmless against and in respect of any and all claims, suits, actions, proceedings (formal or informal), investigations, judgments, deficiencies, damages, settlements, liabilities, and legal and other expenses, including attorneys' fees, as and when incurred, arising out of or incidental to any actual or threatened claim or allegation that any such profits are recoverable from any such person. The 1949 Herrick Trust hereby agrees that, if the 1949 Herrick Trust sells any shares of Class B Common Stock prior to the end of the six month period immediately following the Consummation Date and any such sale is matched with any other transaction in the capital stock of the Company to create a right in the Company to recover any "profits" under Section 16(b) from any person or persons, the 1949 Herrick Trust shall be responsible for the payment of the entire amount of such profits to the Company and will indemnify and hold harmless completely the Cobb Trusts and any other person who is determined to be liable for such payment. If the 1949 Herrick Trust fails to make any such payment of profits to the Company when and as demanded, the 1949 Herrick Trust shall indemnify and hold the Cobb Trusts and any such other person harmless against and in respect of any and all claims, suits, actions, proceedings (formal or informal), investigations, judgments, deficiencies, damages, settlements, liabilities, and legal and other expenses, including attorneys' fees, as and when incurred, arising out of or incidental to any actual or threatened claim or allegation that any such profits are recoverable from such person or persons. The Cobb Trusts and the 1949 Herrick Trust further hereby agree and acknowledge that the provisions of this paragraph 7 shall be enforceable by any person who is determined or alleged to be liable for any such payment who is not a signatory to this Exchange Agreement as a third party beneficiary of the covenants and agreements contained in this paragraph.

     8. The Custodian. The Custodian shall be entitled to act and rely upon any statement, request, notice, or instruction respecting this Exchange Agreement given to it by the Trustees of the Cobb Trusts, John W. Gelder, Kenneth G. Herrick, and the Trustees of the 1949 Herrick Trust. It is understood and agreed by all parties hereto that the Custodian assumes no responsibility or liability to any person hereunder other than to deal with the shares of Class A Common Stock, the shares of Class B Common Stock, and the other documents deposited pursuant to paragraph 3 hereof, all in accordance with the provisions of this Exchange Agreement. The Cobb Trusts and the 1949 Herrick Trust shall indemnify and hold the Custodian harmless against and in respect of any and all claims, suits, actions, proceedings (formal or informal), investigations, judgments, deficiencies, damages, settlements, liabilities, and legal and other expenses (including legal fees and expenses of attorneys chosen by the Custodian), as and when incurred, arising out of or based upon any act, omission, alleged act, or alleged omission by the Custodian or any other cause in any case in connection with the acceptance of its appointment as Custodian under this Exchange Agreement or the performance or nonperformance by the Custodian of any of its duties under this Exchange Agreement, except any resulting from the bad faith or gross negligence of the Custodian. The Custodian may rely on any notice, advice, direction, or other document or signature believed by it to be genuine, may assume that any person purporting to give it notice, advice, direction, or other document has been duly authorized to do so, and may rely upon the advice of any counsel retained by it.

     9. Irrevocability. This Exchange Agreement is irrevocable and not subject to termination, modification, or amendment by the Cobb Trusts, Kenneth G. Herrick, John W. Gelder, Catherine R. Cobb, or the 1949 Herrick Trust or by operation of law, whether by the death or incapacity of any trustee of the Cobb Trusts or the 1949 Herrick Trust or by the termination of any of the Cobb Trusts or the 1949 Herrick Trust, or by the occurrence of any other event, except in a writing signed by all of the parties hereto. If any such trustee should die or become incapacitated or if any such trust should be terminated or if any other such event should occur before the delivery of the Class A Common Stock to the Cobb Trusts and of the Class B Common Stock to the 1949 Herrick Trust hereunder, such shares nevertheless shall be delivered to the Cobb Trusts on behalf of the 1949 Herrick Trust (in the case of the shares of Class A Common Stock) and to the 1949 Herrick Trust on behalf of the Cobb Trusts (in the case of the shares of Class B Common Stock) in accordance with the terms and conditions hereof, and actions taken by the Custodian hereunder shall be as valid as if such death, incapacity, termination, or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity, termination, or other event.

     10. Certain Securities Law Considerations. (a) The 1949 Herrick Trust hereby represents and warrants to the Cobb Trusts as follows: (i) each of the decisions of the 1949 Herrick Trust to acquire shares of Class B Common Stock from the Cobb Trusts and to dispose of shares of Class A Common Stock in exchange therefor has been made by the independent Corporate Trustee of the 1949 Herrick Trust, in consultation with Kenneth G. Herrick and such other persons as said Corporate Trustee deemed appropriate; (ii) said Corporate Trustee is experienced in evaluating the merits and risks of transactions in securities and fully capable of evaluating the merits and risks of the acquisitions of Class A Common Stock and disposition of Class B Common Stock by the 1949 Herrick Trust contemplated by this Exchange Agreement; (iii) Kenneth G. Herrick has access, and prior to making the decisions described above said Corporate Trustee has been given access, to all such information concerning the Company, the Class A Common Stock, and the Class B Common Stock (hereinafter "Company Information") as either of then deemed necessary or appropriate for purposes of making such decisions on an informed basis; and (iv) the 1949 Herrick Trust is acquiring the shares of Class B Common Stock to be acquired by it hereunder for its own account, for investment, and without any view to distribution of any such shares.

     (b) The Cobb Trusts hereby represent and warrant to the 1949 Herrick Trust as follows: (i) each of the decisions of the Cobb Trusts to acquire shares of Class A Common Stock from the 1949 Herrick Trust and to dispose of shares of Class B Common Stock in exchange therefor, has been made by the independent Corporate Trustee of the Cobb Trusts, in consultation with Thomas H. Cobb, Richard W. Cobb, and such other persons (not including Kenneth G. Herrick, or John W. Gelder) as said Corporate Trustee deemed appropriate; (ii) said Corporate Trustee is experienced in evaluating the merits and risks of transactions in securities and fully capable of evaluating the merits and risks of the acquisitions of Class A Common Stock and dispositions of Class B Common Stock by the Cobb Trusts contemplated by this Exchange Agreement; (iii) prior to making the decisions described above, said Corporate Trustee, Thomas H. Cobb, and Richard W. Cobb have been given access to all such Company Information as each deemed necessary or appropriate for purposes of making such decisions on an informed basis; and (iv) each of the Cobb Trusts is acquiring the shares of Class A Common Stock to be acquired by it hereunder for its own account, for investment, and without any view to distribution of any such shares.

     (c) The 1949 Herrick Trust and each of the Cobb Trusts hereby acknowledges and agrees that: (i) the shares of Class B Common Stock or Class A Common Stock (as the case may be) to be acquired by such party pursuant to this Exchange Agreement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly may not be sold or otherwise further transferred without prior registration under the Securities Act, except in a transaction exempt from the registration requirements of the Securities Act as evidenced by the opinion of counsel for the Company or other legal counsel satisfactory to the Company; and (ii) the certificates evidencing the shares of Class B Common Stock or Class A Common Stock (as the case may be) to be acquired by such party pursuant to this Exchange Agreement shall be legended to reflect the foregoing transfer restrictions as follows:

     THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
"SECURITIES ACT"), AND MAY NOT BE FURTHER TRANSFERRED EXCEPT IN A
TRANSACTION REGISTERED UNDER THE SECURITIES ACT OR EXEMPT
THEREFROM.

     11. Fees and Expenses. Each party hereto shall bear and be solely responsible for the fees and expenses of its own counsel, as well as all other costs and expenses incurred by such party in connection with the negotiation and preparation of this Exchange Agreement and the consummation of the transactions contemplated hereby, except that the legal fees and expenses, filing fee, and other costs associated with the preparation and filing by the 1949 Herrick Trust of the form required to be filed by it under the HSR Act shall be borne solely by the 1949 Herrick Trust, and any expenses incurred by Comerica Bank in performing its duties as Custodian hereunder shall be borne one-half by the 1949 Herrick Trust and one-half by the Cobb Trusts.

     IN WITNESS WHEREOF, the parties have executed and delivered this Exchange Agreement this 8th day of March, 1995.

                              TRUST UNDER AGREEMENT DATED
                              FEBRUARY 26, 1949 FOR THE PRIMARY
                              BENEFIT OF CATHERINE R. COBB AND
                              THOMAS H. COBB


                              By /s/ Thomas H. Cobb
                                 Thomas H. Cobb, Trustee



                              By /s/ Kenneth G. Herrick
                                 Kenneth G. Herrick, Trustee



                              By /s/ John W. Gelder
                                 John W. Gelder, Trustee


                              By COMERICA BANK, Trustee

                                   By /s/ Antonio Forcellini

                                   Title  Vice President and
                                          Senior Trust Officer



                              TRUST UNDER AGREEMENT DATED
                              FEBRUARY 24, 1956 FOR THE PRIMARY
                              BENEFIT OF CATHERINE R. COBB AND
                              THOMAS H. COBB


                              By /s/ Thomas H. Cobb
                                   Thomas H. Cobb, Trustee


                              By /s/ Kenneth G. Herrick
                                   Kenneth G. Herrick, Trustee


                              By /s/ John W. Gelder
                                   John W. Gelder, Trustee


                              By  COMERICA BANK, Trustee

                                   By /s/ Antonio Forcellini

                                   Title  Vice President and
                                          Senior Trust Officer



                              TRUST UNDER AGREEMENT DATED
                              FEBRUARY 26, 1949 FOR THE PRIMARY
                              BENEFIT OF CATHERINE R. COBB AND
                              RICHARD W. COBB


                              By /s/ Richard W. Cobb
                                 Richard W. Cobb, Trustee


                              By /s/ Kenneth G. Herrick
                                 Kenneth G. Herrick, Trustee


                              By /s/ John W. Gelder
                                 John W. Gelder, Trustee


                              By COMERICA BANK, Trustee

                                   By /s/ Antonio Forcellini

                                   Title  Vice President and
                                          Senior Trust Officer



                              TRUST UNDER AGREEMENT DATED
                              FEBRUARY 24, 1956 FOR THE PRIMARY
                              BENEFIT OF CATHERINE R. COBB AND
                              RICHARD W. COBB


                              By /s/ Richard W. Cobb
                                 Richard W. Cobb, Trustee


                              By /s/ Kenneth G. Herrick
                                 Kenneth G. Herrick, Trustee


                              By /s/ John W. Gelder
                                 John W. Gelder, Trustee


                              By COMERICA BANK, Trustee

                                   By /s/ Antonio Forcellini

                                   Title  Vice President and
                                          Senior Trust Officer



                              TRUST UNDER AGREEMENT DATED
                              FEBRUARY 26, 1949 FOR THE BENEFIT
                              OF KENNETH G. HERRICK AND HIS
                              DESCENDANTS


                              By /s/ John W. Gelder
                                 John W. Gelder, Trustee


                              By /s/ Kenneth G. Herrick
                                 Kenneth G. Herrick, Trustee



                              By COMERICA BANK, Trustee

                                   By /s/ Antonio Forcellini

                                   Title  Vice President and
                                          Senior Trust Officer




                              /s/ Kenneth G. Herrick
                              Kenneth G. Herrick



                              /s/ John W. Gelder
                              John W. Gelder



                              /s/ Catherine R. Cobb
                              Catherine R. Cobb



                              COMERICA BANK, as Custodian

                                   By /s/ Antonio Forcellini

                                   Title  Vice President and
                                          Senior Trust Officer